Exhibit 10.2
EXECUTION COPY

ESCROW AGREEMENT

This Escrow Agreement, dated as of March 13, 2008 (this “Agreement”), is entered into by and among Wo Hing Li, (the “Escrowing Party”), Hudson Bay Fund, LP, a Delaware limited partnership and Hudson Bay Overseas Fund, Ltd., a company with limited liability organized under the laws of the Cayman Islands (collectively, the "Hudson" and together with the Escrowing Party sometimes referred to collectively as the "Parties") and Tri-State Title & Escrow, LLC (the “Escrow Agent”). The principal address of each party hereto is set forth on Exhibit A.

WITNESSETH:

WHEREAS, the Escrowing Party owns shares of Ordinary Stock, $0.001 par value per share (the "Ordinary Stock"), of China Precision Steel, Inc., a Delaware corporation (the "Company") and is the Chairman of the Board, Chief Executive Officer and President of the Company.

WHEREAS, Hudson seeks to purchase from the Escrowing Party, and the Escrowing Party seeks to sell to Hudson, up to Three Million, Five Hundred Twenty Four Thousand, Eight Hundred Ten (3,524,810) shares of Ordinary Stock currently owned by the Escrowing Party (the "Purchased Shares") in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Act”) and pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Escrowing Party and Hudson, in an aggregate amount as calculated in accordance with Section 1.2 of the Stock Purchase Agreement (the “Purchase Price”). Capitalized items, not defined herein, shall have the same meanings as set forth in the Securities Purchase Agreement; and

WHEREAS, pursuant to the provisions of the Stock Purchase Agreement, the Escrowing Party has agreed to establish an escrow on the terms and conditions set forth in this Agreement; and

WHEREAS, upon the consummation of the transactions contemplated by the Stock Purchase Agreement, Hudson desires to deposit 10% of the Purchase Price (the “Escrowed Funds”) with the Escrow Agent, to be held in escrow until written instructions are received by the Escrow Agent from Hudson, at which time the Escrow Agent will disburse the Escrowed Funds in accordance with such instructions (the “Closing”); and

WHEREAS, Escrow Agent is willing to hold the Escrow Shares and the Escrowed Funds in escrow subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1.  Appointment of Escrow Agent. The Escrowing Party and Hudson hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2.  Delivery of the Escrow Shares.

2.1 Not later than two (2) Trading Days after the execution of the Stock Purchase Agreement, the Escrowing Party will deliver or cause to be delivered certificates evidencing an aggregate of Three Million, Five Hundred Twenty Four Thousand, Eight Hundred Ten (3,524,810) shares of Ordinary Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) (the “Escrow Shares”) to the Escrow Agent at the address set forth on Exhibit A hereto.

2.2 The Escrow Shares shall be delivered to the Escrow Agent (i) duly manually endorsed for transfer on the back of such certificate or on a stock power to be attached to such certificate, in each case duly executed in the name that appears on the face of such certificate and (ii) including a Medallion Guarantee stamp placed below the signature on any accompanying stock power (unless such Medallion Guarantee is waived by the Company and Company's transfer agent).

3.  Delivery of the Escrowed Funds.

3.1 Upon the consummation of the transactions contemplated by the Stock Purchase Agreement, Hudson will deliver the Escrowed Funds to the Escrow Agent’s account as follows:

Bank Name:	Cardinal Bank
Bank Address:	8270 Greensboro Dr., McLean, VA
Account Name:	Tri-State Title & Escrow, LLC
ABA Number:	056 008 849
Account Number:	5060024931

3.2 Escrowed Funds shall be forwarded to the Escrow Agent by check or by wire transfer, together with the written account of the Purchase Price in the form attached hereto as Exhibit B (the “Purchase Price Information”), in accordance with the following:

(a) Escrowed Funds to be deposited by check shall be made payable to “TRI-STATE TITLE & ESCROW, LLC” and shall be delivered to the Escrow Agent at the address set forth on Exhibit A hereto and shall be accompanied by the Purchase Price Information. The Escrow Agent shall, upon receipt of the Purchase Price Information, together with the Escrowed Funds, deposit the monies so received in the Escrow Account.

(b) Escrowed Funds to be wired shall be wired to the account set forth in Section 3.1 above and the Purchase Price Information shall be faxed or emailed to the Escrow Agent in accordance with the information provided on Exhibit A.

3.3 Any checks which are received by the Escrow Agent that are made payable to a party other than the Escrow Agent shall be returned directly to the sender together with any documents delivered therewith. Simultaneously with each deposit, Hudson shall provide the Escrow Agent with the Purchase Price Information, including the name, address and taxpayer identification number of each Purchaser and the Purchase Price. The Escrow Agent is not obligated, and may refuse, to accept checks that are not accompanied by the Purchase Price Information containing the requisite information.

3.4 In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received Purchase Price Information, the Escrow Agent shall notify Hudson. If the Escrow Agent does not receive the Purchase Price Information from Hudson prior to close of business on the fifth business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of Virginia) after notifying Hudson of receipt of said wire, the Escrow Agent shall return the funds to the sender.

4.  Escrow Agent to Hold and Release Escrow Shares. The Escrow Agent will hold and release the Escrow Shares received by it pursuant to the terms of this Escrow Agreement, as follows:

4.1 Upon receipt of written instructions from Hudson, the Escrow Agent shall immediately forward the Escrow Shares to the Company’s Transfer Agent for reissuance to Hudson as directed in such instructions. As used in this Agreement, “Transfer Agent” means Tri-State Title & Escrow, LLC, or such other entity hereafter retained by the Company as its stock transfer agent as specified in a writing from the Escrowing Party to the Escrow Agent and Hudson.

4.2 This Agreement shall be of no further force or effect solely as to the Escrow Shares at such time as all of the Escrow Shares have been released.

4.3 In the event this Agreement, the Escrow Shares or the Escrow Agent becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, the Parties hereby authorize the Escrow Agent, at its option, to deposit the Escrow Shares with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. The Parties hereby also authorize the Escrow Agent, if it is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Shares with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

5.  Escrow Agent to Hold and Disburse Escrowed Funds. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Escrow Agreement, as follows:

5.1 Hudson may deliver written instructions to the Escrow Agent and the Escrowing Party instructing the Escrow Agent to release some or all of the Escrowed Funds to satisfy any payment obligations of the Escrowing Party to Hudson pursuant to the Stock Purchase Agreement and/or the Registration Rights Agreement. Upon receipt of written instructions from Hudson, in substantially the form of Exhibit C hereto, the Escrow Agent shall release the Escrowed Funds as directed in such instructions.

5.2 This Agreement shall terminate and be of no further force or effect as to the Escrowed Funds at such time as all of the Escrowed Funds have been disbursed.

5.3 In the event this Agreement, the Escrowed Funds or the Escrow Agent becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, the Parties hereby authorize the Escrow Agent, at its option, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. The Parties hereby also authorize the Escrow Agent, if it is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

6.  Exculpation and Indemnification of Escrow Agent

6.1  The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made (other than payments or deliveries set forth hereunder), or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Escrow Agreement referenced below, and except for written instructions given to the Escrow Agent by Hudson relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any other agreement by the Parties, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

6.2 Absent gross negligence, willful misconduct, bad faith or fraud by the Escrow Agent, the Escrow Agent shall not be liable to Parties or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

6.3 Absent gross negligence, willful misconduct, bad faith or fraud by the Escrow Agent, the Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Escrowing Party or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Escrow Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

6.4 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Escrowing Party or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

6.5 To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 6.6

6.6 The Escrow Agent will be indemnified and held harmless by the Escrowing Party from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence, willful misconduct, bad faith or fraud by Escrow Agent or breach of this Escrow Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Escrowing Party, notify it thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which the Escrowing Party may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 9.

6.7 For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

7.  Termination of Agreement and Resignation of Escrow Agent

7.1 This Escrow Agreement shall terminate upon release of all of the Escrow Shares and disbursement of all of the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the Escrowing Party under Section 6 shall survive the termination hereof.

7.2 The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Escrowing Party at least five (5) business days written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives a joint notice from the Parties within the Notice Period, turn over to a successor escrow agent appointed jointly by the Parties all Escrow Shares and all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 9) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrow Shares and the Escrowed Funds to the parties from which they were received without interest or deduction.

8.  Form of Payments by Escrow Agent

8.1 Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Escrow Agreement shall be made by wire transfer unless directed to be made by check by the Escrowing Party.

8.2  All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

9. Compensation. Escrow Agent shall be entitled to the following compensation from the Escrowing Party:

9.1 Documentation Fee: The Escrowing Party shall pay a documentation fee to the Escrow Agent of $4,000.00 receipt of which is hereby acknowledged by Escrow Agent.

9.2 Closing Fee: The Escrowing Party shall pay a fee of $500 to the Escrow Agent at Closing.

9.3 Interest : During the term of this Agreement, the Escrowed Funds shall be invested in a money market deposit account, unless otherwise instructed in writing by the Parties and shall be acceptable to the Escrow Agent. The Escrowed Funds shall accrue interest (the “Accrued Interest”) at the available rate obtained by the Escrow Agent with respect to the period during which such funds are held in the Escrow Agent’s account set forth in Section 3.1 above. In connection with a Closing, the Escrowing Party shall be paid Accrued Interest determined by multiplying the available rate obtained by the Escrow Agent by 0.5 per annum on the aggregate amount of Escrowed Funds in the Escrow Agent’s account on the date of such Closing; provided, that, the Escrowed Funds will have been held by the Escrow Agent for at least one (1) day (the “Accrual Period”). No Accrued Interest shall be paid to the Escrowing Party if the Escrowed Funds have been held by the Escrow Agent for a period of time less than the Accrual Period.

10. Notices. All notices, requests, demands, and other communications provided herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to parties hereto at their respective addresses first set forth on Exhibit A hereto.

11. Further Assurances. From time to time on and after the date hereof, the Escrowing Party shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

12. Consent to Service of Process . The Escrowing Party hereby irrevocably consents to the jurisdiction of the courts of the State of Virginia and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Escrow Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

13. Miscellaneous

13.1 This Escrow Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Escrow Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Escrow Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Escrow Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Escrow Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

13.2 This Escrow Agreement and the rights and obligations hereunder of the Escrowing Party may not be assigned. This Escrow Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior joint consent of the Parties. This Escrow Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Escrow Agreement. This Escrow Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Escrowing Party and Hudson. This Escrow Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Escrow Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

13.3 This Escrow Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Virginia. The representations and warranties contained in this Escrow Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Escrow Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

13.4 If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

14.  Execution of Counterparts This Escrow Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Escrow Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement on the day and year first above written.

ESCROW AGENT:

TRI-STATE TITLE & ESCROW, LLC

By: ______________________________
Name:
Title:

_________________________________
Wo Hing Li

HUDSON BAY FUND, LP

By: ______________________________
Name:
Title:

HUDSON BAY OVERSEAS FUND, LTD.

By: ______________________________
Name:
Title:

EXHIBIT A
PARTIES TO AGREEMENT

Tri-State Title & Escrow, LLC
360 Main Street
P.O. Box 391
Washington, VA 22747
(800) 984-2155
Attention: Johnnie L. Zarecor

Telephone: (540) 675-2155
Fax: (540) 675-2155
Email escrow@tristatetitle.net

Wo Hing Li
c/o China Precision Steel, Inc.
8th Floor, Teda Building
87 Wing Lok Street
Sheung Wan
Hong Kong, The People's Republic of China
Telephone: +852-2543-8223
Facsimile: +021-59940382

Hudson Bay Fund, LP
120 Broadway, 40th Floor
New York, New York 10271
Telephone: 212-571-1244
Facsimile: 212-571-1279
Attention: Yoav Roth

Hudson Bay Overseas Fund, Ltd.
120 Broadway, 40th Floor
New York, New York 10271
Telephone: 212-571-1244
Facsimile: 212-571-1279
Attention: Yoav Roth

EXHIBIT B

  PURCHASE PRICE INFORMATION

Name of Purchaser

Address of Purchaser

Purchase Price (US$)

Amount Submitted Herewith (US$)

Taxpayer ID Number

EXHIBIT C

DISBURSEMENT REQUEST

Pursuant to that certain Escrow Agreement dated effective as of March __, 2008, among Wo Hing Li, (the “Escrowing Party”), Hudson Bay Fund, LP, a Delaware limited partnership and Hudson Bay Overseas Fund, Ltd., a company with limited liability organized under the laws of the Cayman Islands (collectively, the "Hudson") and Tri-State Title & Escrow, LLC (the “Escrow Agent”), Hudson hereby requests disbursement of funds in the amount and manner described below from account number 5060024931, styled Tri-State Title & Escrow, LLC Escrow Account.

Please disburse to:

Amount to disburse:

Form of distribution:

Payee:
Name:
Address:
City/State
Zip:

Statement of event or condition which calls for this request for disbursement:

Date:
HUDSON BAY FUND, LP
	By:	/s/
Name: Title:

HUDSON BAY OVERSEAS FUND, LTD.

By:	/s/
Name: Title: